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                                                                    Exhibit 23.1




                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Zoll Medical Corporation of our report dated November 6, 1998 , included in the 1998 Annual Report to Shareholders of Zoll Medical Corporation.

Our audit also included the financial statement schedule of Zoll Medical Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration
Statements pertaining to the Zoll Medical Corporation 1992 Stock Option Plan (Form S-8 No. 333-68403, Form S-8 No. 33-90764 and Form S-8 No. 33-56244) and
the Non-Employee Directors' Stock Option Plan (Form S-8 333-68401) of our report dated November 6, 1998, with respect to the consolidated financial statements of Zoll Medical Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 26, 1998, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Zoll Medical Corporation.



                                                               Ernst & Young LLP

Boston, Massachusetts
December 22, 1998